FOR IMMEDIATE RELEASE                              CONTACT:
                                                   Michael J. Simmons
                                                   Chief Financial Officer
                                                   PLATINUM SOFTWARE
                                                   (714) 453-4000
                                                   msimmons@platsoft.com



                     PLATINUM SOFTWARE CORPORATION ANNOUNCES
                       FOURTH QUARTER FISCAL 1997 RESULTS

IRVINE, Calif., (July 29, 1997) -- Platinum Software Corporation (NASDAQ: PSQL) today reported its financial results for the fourth quarter. Revenues for the fourth quarter of fiscal 1997, ended June 30, 1997, were $16.7 million as compared to revenues of $10.4 million for the fourth quarter of fiscal 1996. A net loss of $3.5 million or $0.18 per share was reported for the fourth quarter of fiscal 1997, as compared to a net loss of $3.0 million or $0.17 per share for the same quarter a year ago. The company's balance sheet as of June 30, 1997, showed cash, cash equivalents and short-term investments of $15.8 million, accounts receivable of $12.0 million and deferred revenue of $11.6 million.



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                                                Platinum Announces Results - p.2




         George Klaus, chairman of the board, president and chief executive officer said, "I am very pleased with the events that occurred during our fourth fiscal quarter. On June 30, 1997, we acquired Clientele(R) Software, Inc. of Portland, Oregon in a pooling of interests transaction. This acquisition represents Platinum's formal entry into the Customer Information Systems (CIS) market, denoting a strategic expansion of the company's product and customer base. This is only the first step in delivering on our planned horizontal applications strategy. As we close the fiscal year on our highest revenue quarter ever, it should be noted that without the Clientele acquisition, Platinum would have reported a profitable fourth quarter. We are well positioned to move forward."

         Software license revenues for the quarter were $9.1 million up 17% from the previous quarter. Also, during the quarter Platinum(R) SQL license revenues grew to $5.8 million, an all time quarterly high representing a 27% increase over the prior quarter.

         In addition, Platinum Software released Platinum SQL 4.1 with advanced multicurrency features that provide Platinum customers the features they need to manage in the global marketplace. These advanced features enable Platinum SQL customers to handle both the fiscal requirements and common business practices of companies with worldwide operations. Platinum SQL 4.1 is the only midmarket client/server financial suite to implement adjustable exchange rates by document and an operational currency feature including support for the EURO currency standard.



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                                                Platinum Announces Results - p.3


Operational currency enables customers using many different local currencies to manage operations worldwide while maintaining standard business practices and controls based on a common currency.

ABOUT PLATINUM SOFTWARE CORPORATION

         Platinum Software develops and markets leading client/server software products for corporations worldwide. The company's products enable organizations to scale their technology investments to meet the changing needs of their businesses. Founded in 1984, Platinum Software is based in Irvine, California. More information about Platinum Software Corporation and its products and services is available at the Platinum World Wide Web site
(http://www.platsoft.com).

                                       ###

Platinum is a registered trademark of Platinum Software Corporation. Clientele is a registered trademark of Clientele Software, Inc., a division of Platinum Software Corporation. All other company and product names mentioned in this document are trademarks of the respective companies with which they are associated and are acknowledged.

Except for the historical information contained herein, the matters discussed in this press release are forward looking statements that involve risks and uncertainties. As discussed in the Company's Form 10-Q for the third quarter ended March 31, 1997, the Company's operating results are uncertain and may be impacted by the following factors, among others: the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing; the ability of the Company to expand CIS product offerings, the discovery of undetected software errors, and the amount of orders placed by dealers of the Company.




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                                                Platinum Announces Results - p.4




                         PLATINUM SOFTWARE CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                             June 30,       June 30,
ASSETS                                                         1997           1996
                                                            ---------      ---------
Current assets:
  Cash and cash equivalents                                 $   6,290      $   5,440
  Short-term investments                                        9,542         10,098
  Restricted cash                                                  --          1,006
  Accounts receivable, net                                     12,025          8,436
  Notes receivable from divestitures, net                          --            825
  Inventories                                                     481            460
  Prepaid expenses and other                                    1,467          1,648
                                                            ---------      ---------
    Total current assets                                       29,805         27,913
Property and equipment, net                                     8,508          9,196
Software development costs, net                                 2,660          2,250
Acquired intangible assets, net                                   278          1,088
Other assets                                                      527            465
                                                            ---------      ---------
                                                            $  41,778      $  40,912
                                                            =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                          $   4,725      $   4,057
  Accrued expenses                                              8,081          7,893
  Accrued restructuring costs                                   2,609          1,921
  Deferred revenue                                             11,638         11,279
                                                            ---------      ---------
    Total current liabilities                                  27,053         25,150
                                                            ---------      ---------
Long-term liabilities                                             277            288
                                                            ---------      ---------
Stockholders' equity:
  Preferred stock                                              30,292         31,996
  Common stock                                                     20             19
  Additional paid-in capital                                  116,747        111,233
  Less: notes receivable from officers and stockholders       (11,563)       (11,563)
  Accumulated foreign currency translation adjustments            293            249
  Accumulated deficit                                        (121,341)      (116,460)
                                                            ---------      ---------
    Total stockholders' equity                                 14,448         15,474
                                                            ---------      ---------
                                                            $  41,778      $  40,912
                                                            =========      =========



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                                                Platinum Announces Results - p.5




                         PLATINUM SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                              Three Months Ended      Twelve Months Ended
                                                   June 30,                June 30,
                                             --------------------     -------------------
                                               1997        1996         1997       1996
                                             --------    --------     -------    --------
Revenues:
  License fees                               $  9,111    $  5,239     $30,320    $ 22,157
  Consulting and professional services          3,170       1,764      10,716       9,940
  Support services                              4,365       3,247      15,861      11,550
  Royalty income                                   65         114       1,207         619
                                             --------    --------     -------    --------
                                               16,711      10,364      58,104      44,266
Cost of revenues                                6,520       4,673      21,389      20,848
                                             --------    --------     -------    --------
    Gross profit                               10,191       5,691      36,715      23,418
                                             --------    --------     -------    --------

Operating expenses:
Sales and marketing                             7,882       4,341      25,443      21,114
  General and administrative                    1,470       2,067       5,415      15,996
  Software development                          2,919       2,386      10,011      14,293
  Charge for restructuring                      1,600          --       1,600       5,568
                                             --------    --------     -------    --------
                                               13,871       8,794      42,469      56,971
                                             --------    --------     -------    --------
    Loss from operations                       (3,680)     (3,103)     (5,754)    (33,553)
Other income (expense), net                       190          57         873        (132)
                                             --------    --------     -------    --------
    Loss before provision for income taxes     (3,490)     (3,046)     (4,881)    (33,685)
Provision for income taxes                         --          --          --          --
                                             --------    --------     -------    --------
    Net loss                                 $ (3,490)   $ (3,046)    $(4,881)   $(33,685)
                                             ========    ========     =======    ========

Net loss per share                           $  (0.18)   $  (0.17)    $ (0.25)   $  (2.15)
                                             ========    ========     =======    ========

Shares used in computing net loss per share    19,916      17,691      19,454      15,654
                                             ========    ========     =======    ========